UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   July 12, 2004


                           GOLD BANC CORPORATION, INC.
             (Exact name of registrant as specified in its charter)


    Kansas                          0-28936                     48-1008593
-------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
   of incorporation)                                        Identification No.)


                    11301 Nall Avenue, Leawood, Kansas 66211
                    (Address of principal executive offices)


                                 (913) 451-8050
              (Registrant's telephone number, including area code)



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Item 7.  Financial Statements and Exhibits.


      Exhibit No.    Description
      -----------    -----------

      99.1           Notice to Directors and Executive Officers, dated July
                     12, 2004.


Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On July 9, 2004, Gold Banc Corporation, Inc. (the "Company") received a notice required under Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 regarding a blackout period under the Gold Banc Corporation, Inc. Employees' 401(k) Plan (the "Plan") during which Plan participants will be temporarily prevented from engaging in transactions in the Company's common stock or associated derivative securities held in their individual accounts. Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated thereunder, the Company mailed a notice to its directors and executive officers informing them that a blackout period is expected to begin August 16, 2004 and end on August 31, 2004. A copy of the notice dated July 12, 2004 is attached hereto as Exhibit 99 and is incorporated herein by reference.

During the blackout period, Plan participants will not be able to direct or diversify investments in their individual accounts, obtain a loan, or obtain a distribution from the Plan. The reason for the blackout period is to change mutual fund trading partners.

During the blackout period and for a period of two years after the end of the blackout period, a security holder or other interested person may obtain from the Company, without charge, the actual start and end dates of the blackout period by calling Linda Haney at Gold Banc Corporation, Inc. (913) 323-7708.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GOLD BANC CORPORATION, INC.

                               By:         /s/ Rick J. Tremblay
                                  --------------------------------------
                                    Rick J. Tremblay
                                    Executive Vice President and
                                    Chief Financial Officer

Dated: July 12, 2004.